UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 23, 2023

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2727 North Loop West

Houston, Texas 77008

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    On May 23, 2023, Quanta Services, Inc. (the “Company” or “Quanta”) held its 2023 Annual Meeting of Stockholders.

(b)    The final voting results for the items that were presented for stockholder approval, recommendation or ratification at the annual meeting are set forth below. These items related to each proposal described in detail in Quanta’s definitive proxy statement for the 2023 Annual Meeting of Stockholders, which was filed with the U.S. Securities and Exchange Commission on April 13, 2023 (the “2023 Proxy Statement”). All results presented below reflect the voting power of the Company’s common stock.

Election of Directors (Item 1)

The following ten director nominees were elected as directors of the Company to serve one-year terms expiring at the 2024 Annual Meeting of Stockholders. The vote totals for each director, rounded to the nearest whole share, are set forth in the table below:

Nominee:	Number of Votes Cast For	Number of Votes Cast Against	Abstentions	Broker Non-Votes
Earl C. Austin, Jr.	118,225,626	865,154	71,058	9,463,781
Doyle N. Beneby	114,185,830	4,911,601	64,407	9,463,781
Vincent D. Foster	110,660,399	8,425,628	75,810	9,463,781
Bernard Fried	112,176,410	6,909,997	75,430	9,463,781
Worthing F. Jackman	109,991,445	9,094,589	75,803	9,463,781
Holli C. Ladhani	118,278,119	820,754	62,965	9,463,781
David M. McClanahan	115,140,823	3,957,701	63,313	9,463,781
R. Scott Rowe	118,051,385	1,046,234	64,219	9,463,781
Margaret B. Shannon	115,258,346	3,836,616	66,876	9,463,781
Martha B. Wyrsch	98,842,396	20,247,644	71,798	9,463,781

Advisory Vote on Executive Compensation (Item 2)

The advisory resolution approving the Company’s executive compensation as set forth in the 2023 Proxy Statement was approved with the vote totals, rounded to the nearest whole share, as set forth in the table below:

Number of Votes Cast For	Number of Votes Cast Against	Abstentions	Broker Non-Votes
107,486,060	11,460,767	215,010	9,463,781

Advisory Vote on the Frequency of Future Stockholder Advisory Votes on Executive Compensation (Item 3)

In the advisory vote on the frequency of future stockholder advisory votes on the Company’s executive compensation, votes were cast in favor of holding future advisory votes every year, every two years or every three years as set forth in the table below:

1 year	2 years	3 years	Abstentions	Broker Non-Votes
116,504,088	86,312	2,496,300	75,137	9,463,781

Ratification of Appointment of Independent Registered Public Accounting Firm (Item 4)

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023 was ratified with the vote totals, rounded to the nearest whole share, as set forth in the table below:

Number of Votes Cast For	Number of Votes Cast Against	Abstentions	Broker Non-Votes
120,212,403	8,366,400	46,816	—

(d) In accordance with the recommendation of the Board of Directors (the “Board”), the Company’s stockholders recommended, by advisory vote, a one-year frequency of future advisory votes on the Company’s executive compensation. In accordance with these results and its previous recommendation, the Board determined that future stockholder advisory votes on the Company’s executive compensation will be held every year until the next required advisory vote on the frequency of stockholder advisory votes on the Company’s executive compensation, which the Company expects to hold no later than its 2029 Annual Meeting of Stockholders.

Item 8.01	Other Events.

On May 24, 2023, the Company issued a press release announcing that the Board authorized a new stock repurchase program. The new repurchase program, which will become effective July 1, 2023, upon expiration of the Company’s existing stock repurchase program, authorizes the Company to purchase, from time to time through June 30, 2026, up to $500 million of its outstanding common stock. Repurchases may be implemented through open market or privately negotiated transactions, at management’s discretion, based on market and business conditions, applicable contractual and legal requirements and other factors. Quanta is not obligated to acquire any specific amount of common stock, and the Board may modify or terminate the new repurchase program at any time at its sole discretion and without notice. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Quanta Services, Inc. dated May 24, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2023	Quanta Services, Inc.

	By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Executive Vice President and General Counsel